UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2016

Aspen Aerogels, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-36481	04-3559972
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts		01532
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(508) 691-1111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 15, 2016, the Board of Directors (the "Board") of Aspen Aerogels, Inc. (the "Company") approved an increase in the performance target bonus of Donald R. Young, President and Chief Executive Officer of the Company, from 90% of Mr. Young’s annual base salary to 100% of Mr. Young’s annual base salary for 2017 and, effective April 1, 2017, an increase in Mr. Young’s annual base salary from $480,000 to $500,000.

In addition, on December 14, 2016, the Compensation and Leadership Development Committee (the "Committee") of the Board approved an increase in the annual base salary of John F. Fairbanks, Vice President, Chief Financial Officer and Treasurer of the Company, from $283,371 to $300,000 effective April 1, 2017. Mr. Fairbanks' performance bonus target remains at 50% of his annual base salary for 2017. On December 14, 2016, the Committee also approved an increase in the performance bonus target of Corby C. Whitaker, Senior Vice President, Sales and Marketing of the Company, from 50% of his annual base salary to 55% of his annual base salary for 2017. Mr. Whitaker’s annual base salary remains at $315,525 for 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2016	Aspen Aerogels, Inc.
By: /s/ John F. Fairbanks

Name:John F. Fairbanks

Title: Vice President, Chief Financial Officer and Treasurer